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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           SENTEX SENSING TECHNOLOGY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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               Filed by Sentex Sentex Sensing Technology, Inc.
        Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
               Subject Company: Sentex Sensing Technology, Inc.
                          Commission File No 2-13328




                             Contact: R. S. Kendall
                             Sentex Sensing Technology, Inc.
                             (216) 687-0287 or

                             Berenice E. Kleiman
                             Kleiman Associates Inc.
                            (216) 491-8114


SENTEX SENSING TECHNOLOGY
ANNOUNCES SALE OF MONITEK

Cleveland, Ohio. March 14, 2000--Sentex Sensing Technology, Inc. ("Sentex"), headquartered here, has announced the sale of the business conducted by Monitek Technologies, Inc., a wholly owned subsidiary, and Monitek GmbH, a German subsidiary of Monitek, to Metrisa, Inc. ("MTRE") of Bedford, Massachusetts.

Under terms of the sale, Sentex will sell substantially all of its Monitek and Monitek GmbH assets to Metrisa for cash, notes, the assumption of selected liabilities, and Metrisa stock. No dividends or distributions will be available to make payments to the shareholders. The proposed sale is subject to customary closing conditions, including shareholder approval.

Monitek manufactures a wide range of environmental and process control instrumentation to monitor and analyze fluids of all types. Metrisa makes scientific and process control equipment for markets worldwide. Metrisa's sales in fiscal 1999 were $7.6 million, compared to nearly $4.3 million for Monitek.

Sentex Chairman and President Robert S. Kendall said that Metrisa and Monitek fit well together, because of complementary products that will allow Metrisa to operate more efficiently and gain better market penetration.

In discussing future plans for Sentex, Kendall explained that "We are exploring opportunities to apply these different resources, and expect to announce new programs to shareholders and others who follow the company in the near future."

Any statements contained in this release that are not historical facts and relate to future events, such as statements to announce new programs, may be considered forward-looking statements. These are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the matters stated, or implied, in such forward-looking statements. Actual results may differ if the existing plans cannot be implemented due to the Company's resources or market conditions.

THIS PRESS RELEASE IS NOT INTENDED TO CONSTITUTE A SOLICITATION OF A PROXY BY THE COMPANY, ANY OF ITS SHAREHOLDERS OR ITS BOARD OF DIRECTORS TO APPROVE THE


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TRANSACTION. ALL SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT
AND OTHER DOCUMENTATION THAT WILL BE MAILED TO THEM IN CONNECTION WITH THIS TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. THESE DOCUMENTS WILL ALSO BE AVAILABLE AT NO CHARGE FROM THE WEB SITE OF THE SECURITIES AND EXCHANGE COMMISSION (SEC) AT WWW.SEC.GOV. THIS FILING, WHICH INCLUDES THE PROXY STATEMENT OF SENTEX, WILL BE MAILED TO SHAREHOLDERS AS STATED ABOVE.


Sentex Sensing Technology is headquartered in Cleveland, Ohio. For more information, please contact Sentex Sensing Technology at 1801 East Ninth Street, Suite 1510, Cleveland, Ohio 44114. Telephone: (216) 687-0287; Fax (216)
687-0298.

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